Vinings/CMS Master Partnership, L.P.
                        Agreement of Limited Partnership


     This Agreement is made as of April 27, 1999, by and among Vinings Investment Properties, L.P. ("Vinings"), a Delaware limited partnership, as general partner (the "General Partner"), and Vinings, CMS Multifamily II Partners, a Delaware general partnership, and CMS Diversified Partners, L.P., a Delaware limited partnership (with CMS Multifamily II Partners "CMS"), as limited partners (collectively the "Limited Partners"). The General Partner and the Limited Partners are hereinafter sometimes referred to individually as a "Partner" and collectively as the "Partners."


                                 WITNESSETH THAT

     WHEREAS, the Partners have formed a partnership by filing a Certificate of Limited Partnership under the Uniform Limited Partnership Act of the State of Delaware on March 22, 1999, to acquire the limited partner interest in a number of limited partnerships (the "Property Partnerships") which will acquire, operate, manage, hold and sell certain real property

     NOW, THEREFORE, in consideration of the mutual promises made herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto intending to be legally bound agree as follows:


                                   ARTICLE 1.

                                  DEFINED TERMS

1.01. "Accountant" or "Partnership Accountants" means such firm of independent certified public accountants as may be engaged from time to time by the General Partner, which firm shall be approved by CMS.

1.02.  "Acquisition  Fee" means the fee payable by the  Partnership  pursuant to
Section 3.04 hereof.

1.03. "Act" means the Delaware Revised Uniform Limited Partnership Act, as from time to time amended.

1.04. "Adjusted Capital Account Deficit" means, with respect to any Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments.

     (a) Credit to such Capital Account any amounts which such Partner is obligated, or is treated as obligated, to restore with respect to any deficit balance in its Capital Account by reason of Regulations
          Section  1.704-1(b)(2)(ii)(b)(3)  and  1.704-1(b)(2)(ii)(c)(3)  or  is
          deemed to be obligated to restore to its Capital Account pursuant to the penultimate sentence of Regulations Sections 1.704.2(g)(1) and 1.704-2(i)(5); and

     (b) Debit to such Capital Account the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6). The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

1.05. "Adjusted Capital Contributions" means, as of any day, a Partner's Capital Contributions reduced by the amount of cash and the Gross Asset Value of any Partnership Property distributed to such Partner pursuant to Sections 7.1, 7.2 and 13.2(d), and increased by the amount of Partnership liabilities which, in connection with distributions pursuant to such Sections, are assumed by the Partner or are secured by any Partnership Property distributed to such Partner. In the event any Partner transfers all or any portion of his or her interest in accordance with the terms of this Agreement, his or her transferee shall succeed to the Adjusted Capital Contributions of the transferor to the extent it relates to the transferred interest.

1.06. "Affiliate" means:

     (a) any person directly or indirectly controlling, controlled by or under common control with, another person;

     (b) any person owning or controlling 10% or more of the outstanding voting securities of such other person; and

     (c) any officer, manager, director, partner or trustee of such person. The term "person" means an individual, corporation, partnership, limited liability company, association, joint stock company, trust or unincorporated organization.

1.07. "Agreement" means this Amended and Restated Limited Partnership Agreement as it may be amended from time to time.

1.08. "Bankruptcy" means with respect to any Partner:

     (a) the filing by the Partner in any court, pursuant to any statute of the United States of any state, of a petition in bankruptcy or insolvency, or its filing for reorganization or for the appointment of a receiver or trustee of all (or a material portion of) the Partner's Property;

     (b)  an assignment for the benefit of creditors;

     (c) an admission by the Partner in writing of its inability to pay its debts as they fall due or consenting to or acquiescing in the appointment of a trustee, receiver liquidator of any material portion of its Property;

     (d) a filing against the Partner in any court, pursuant to any statute of the United States or of any state, of a petition in bankruptcy, insolvency, reorganization, or for the appointment of a receiver or a trustee of all (or material portion of) the Partner's Property, and within ninety (90) days after the commencement of any such proceeding against the Partners such petition shall not have been dismissed (or satisfactory evidence that such Partner is diligently contesting such petition shall not have been received by the other Partners). In addition, if the whole or any portion of the Interest of any Partner is subject to levy or attachment, and such levy or attachment, and such levy or attachment is not released or discharged within sixty
          (60) days, such Partner shall be deemed "bankrupt" for purposes of this Agreement.

1.09. "Capital Account" means the Capital Account of each of the Partners determined and adjusted from time to time in accordance with the rules of Regulations Section 1.704-1(b)(2)(iv), as the same may be amended or revised. In the event that the treatment called for in such Regulations is inconsistent with the provisions of this Agreement, then the provisions of this Agreement shall control.

1.10. "Capital Contribution" means, with respect to any partner, the amount of money and the initial Gross Asset Value of any property (other than money) contributed to the Partnership with respect to the interest in the Partnership held by such Partner.

1.11. "Cash Flow" means, with respect to any Fiscal Year, or portion thereof, the total annual cash gross receipts of the Partnership, excluding distributions received from the Property Partnerships relating to proceeds from the sale, refinance, exchange, condemnation (or similar eminent domain taking), casualty (excluding any business interruption insurance proceeds), or other disposition of all or substantially all of any Property, minus all cash expenditures of the Partnership including, without limitation, all Partnership operating expenses, all amounts owed to a Partner or an Affiliate of a Partner with respect to fees described in the Agreement, all amounts paid either to a Partner or to a third party for outside legal and accounting costs, accounting, duplicating or bookkeeping services, travel expenses properly chargeable to the Partnership, telephone and other expenses incurred by the Partnership, and minus any cash set aside by the General Partner to provide reasonable reserves for working capital. For purposes hereof, the working capital reserve shall be equal to $50,000 which will be withheld from the first semiannual distribution received from the Property. Such reserve will be replenished from future receipts of distributions from Property Partnerships and will be maintained by the Partnership at all times until such time as the Partners shall mutually agree to a different amount. Cash Flow shall not be reduced by expenditures included in or reserves funded from Net Proceeds of a Sale or Refinance Transaction. No item set forth herein shall be accounted for more than once.

1.12. "Closing" means the settlement of the transaction pursuant to which the Property Partnerships take title to the Properties and the Capital Contributions are funded to the Partnership.

1.13. "Closing Costs" shall mean title insurance premiums and costs, transfer taxes, survey costs and other customary real estate closing costs (other than attorneys', accountants' and other advisory and consulting fees and brokerage, finders' and other similar fees or commissions).

1.14. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

1.15. "Dissolution Event" means the happening of any of the following events which shall cause a dissolution of the Partnership:

     (a)  The expiration of the term of the Partnership under 2.05 hereof;

     (b) The death, Bankruptcy, withdrawal or Dissolution of the General Partner, unless, within sixty (60) days after such event, a majority in Percentage Interest of the Partners elects in writing to continue the business of the Partnership, in which event the Partnership shall be continued;

     (c) The sale of the last Property and the winding up and dissolution of the last Property Partnership;

     (d) The bankruptcy of the Partnership (applying the same definition as the Bankruptcy of a Partner); or

     (e) A determination by the Partners that the Partnership should be dissolved.

1.16. "Dissolution" means:

     (a) In the case of a corporate Partner, the earlier of the adoption of a plan of liquidation by such Partner or the effective date of dissolution in accordance with applicable statutory law; and

     (b) In the case of a partnership or limited liability company Partner, the earlier of the date of dissolution and termination of such partnership or limited liability company in accordance with the provisions of the governing partnership or operating agreement or applicable statutory law, or the date on which such partnership or limited liability company disposes of all or substantially all of its assets.

1.17. "Economic Risk of Loss" means economic risk of loss within the meaning of Regulations Section 1.752-2.

1.18. "Exempt Income" means any income and gain of the Partnership that is exempt from federal income tax.

1.19. "Fiscal Year" means the fiscal year of the Partnership, which shall be the calendar year.

1.20.  "GAAP"  means  generally  accepted  accounting  principles   consistently
applied.

1.21. "Gross Asset Value" means with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

     (a) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset on the date of contribution, as determined by the contributing Partner and the Partnership;

     (b) The Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values (taking Code Section 7701(g) into account), as determined by the General Partner as of the following times:

          (i) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution;

          (ii) the distribution by the Partnership to a Partner of more than a de minimis amount of assets as consideration for an Interest in the Partnership; and

          (iii)the  liquidation  of  the  Partnership   within  the  meaning  of
               Regulation Section 1.704-1(b)(2)(ii)(g).

     (c) the Gross Asset Value of any Partnership asset distributed to any Partner shall be the gross fair market value (taking code Section
          7701(g) into account) of such asset as determined by the General Partner on the date of distribution; and

     (d)  the Gross Asset Values of  Partnership  assets shall be increased  (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m). If the Gross Asset Value of an asset has been determined or adjusted pursuant to (a), (b) or (d) hereof, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

1.22. "HUD" means the U.S. Department of Housing and Urban Development.

1.23. "Interest" means the interest of each Partner in the Partnership, including the rights granted to each Partner under this Agreement, subject to the responsibilities of each Partner imposed under this Agreement.

1.24. "Management Agent" means Vinings Properties, Inc., its Affiliate or any Affiliate of the General Partner that will manage the day-to-day operations of the Properties owned by the Property Partnerships.

1.25. "Management Agreement" means the agreement to be entered into between the Property Partnerships and the Management Agent described in Section 3.04 hereof pursuant to which the Management Agent will manage the day-to-day operations of the Properties. 1.26. "Minimum Gain Attributable to a Partner Nonrecourse Debt" means minimum gain attributable to such Partner Nonrecourse Debt, as determined in accordance with the provisions of Regulations Section 1.704-2(i)(3).

1.27. "Net Proceeds of a Sale or Refinance Transaction" means the distribution received from any of the Property Partnerships of proceeds from the sale, exchange, condemnation (or similar eminent domain taking), receipt of casualty insurance proceeds (excluding any business interruption insurance proceeds), or any disposition, financing or refinancing of all or substantially all of the Property owned by the Property Partnership minus all cash expenditures of the Property Partnership incurred in connection with such disposition, financing or refinancing (including the repayment of principal of or interest on any note or other obligation received by the Property Partnership in connection with sales or dispositions (other than in the ordinary course of business) of Property Partnership property), minus all amounts paid to a Partner in satisfaction of the principal of or interest on any Loans pursuant to Sections 5.02 and 5.03 hereof, and minus any amounts used to establish reserves, all as determined by the General Partner.

1.28. "Nondeductible Expenditure" means an expenditure described in Code Section 705(a)(2)(B) or treated as such an expenditure under Regulations Section 1.704-2(b)(1) and Section 1.704-1(b)(2)(iv)(i).

1.29. "Nonrecourse Deductions" means the nonrecourse deductions as determined in accordance with the provisions of Regulations Section 1.704-2(c).

1.30. "Partner(s)" means collectively the General Partner and the Limited Partners, and such successors, assigns or additional partners as may be admitted, from time to time, pursuant to the terms of this Agreement.

1.31. "Partner Nonrecourse Debt" means any nonrecourse debt (within the meaning of Regulations Section 1.704-2(b)(4)) for which a Partner bears the Economic Risk of Loss.

1.32. "Partnership" means the Partnership formed by and governed pursuant to this Agreement, as such Partnership may from time to time be constituted and amended.

1.33. "Partnership Minimum Gain" means partnership minimum gain as determined in accordance with the provisions of Regulations Section 1.704-2(b)(2) and Section 1.704-2(d).

1.34. "Partnership Nonrecourse Liability" means any Partnership liability (or portion thereof) for which no Partner bears the Economic Risk of Loss pursuant to Regulations Section 1.752-1(a)(2).

1.35. "Percentage Interest" shall mean, with respect to each Partner, the percentage interest set forth opposite such Partner's name in Section 5.01 hereof.

1.36. "Primary Preferred Return" means a sum equal to twelve percent (12%) per annum, determined on the basis of 365 or 366 days, as the case may be, for the actual number of days in the period for which the Primary Preferred Return is being determined, cumulatively (but not compounded) to the extent not distributed in any period pursuant to Section 7.01(a) or Section 7.02(a) hereof, of the aggregate Adjusted Capital Contributions of the Partners from time to time during the period to which the Primary Preferred Return relates, commencing on the first day any limited partner is admitted to the Partnership.

1.37. "Profits and Losses" means, for each Fiscal Year or other period, an amount equal to the Partnership's taxable income or loss for such year or period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with any adjustments required under Regulations Section 1.704-1(b); provided, however, that any special allocations of income, gain, deduction or loss pursuant to Sections 6.02 and 6.04 hereof shall not be taken into account in computing Profits and Losses.

1.38. "Property" or "Properties" means the real estate to be acquired by any or all of the Property Partnerships.

1.39. "Property Partnership" means those partnerships listed in Exhibit A.

1.40. "Purchase Agreement" means the agreement entered into by each of the Property Partnerships with the seller thereof for the purchase and sale of its respective Property.

1.41. "Regulation" means the Income Tax Regulations promulgated under the Code, as such Regulations may be amended from time to time, including corresponding provisions of succeeding Regulations.

1.42. "Secondary Preferred Return" means a sum equal to twenty percent (20%) per annum, determined on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days in the period for which the Secondary Preferred Return is being determined, cumulatively (but not compounded) to the extent not distributed in any given period pursuant to Section 7.01(b) or Section 7.02(b) hereof, of the Adjusted Capital Contributions of the Partners from time to time during the period to which the Secondary Preferred Return relates, commencing on the first date any Limited Partners have been admitted to the Partnership.

1.43. "State" means the State of Delaware.

1.44. "Tax Liquidation" means the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g).

1.45. "Unreturned Capital Contribution" means the aggregate Capital Contribution of a Partner pursuant to Section 5.01 hereof reduced by distributions to the Partner pursuant to Article 7 hereof.

                                   ARTICLE 2.

                                 THE PARTNERSHIP

2.01. Formation. The Partnership was formed as a limited partnership on March 22, 1999 for the purposes and upon the terms and conditions hereinafter set forth in this Agreement.

2.02. Name. The partnership shall be conducted under the name of Vinings/CMS Master Partnership, L.P. (the "Partnership").

2.03. Principal Office. The principal office of the Partnership is c/o the General Partner, 3111 Paces Mill Road, Suite A-200, Atlanta, Georgia, 30339.

2.04. Purpose. The purposes of the Partnership shall be (i) to hold interests in the Property Partnerships; (ii) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act; and (iii) in connection with or incidental to the accomplishment of said purposes, to enter into, perform and carry out contracts and activities of every nature and description.

2.05. Term. The term of the Partnership shall commence upon the filing of the Certificate of Limited Partnership with the Delaware Secretary of State, and the Partnership shall continue until December 31, 2049, unless sooner terminated as hereinafter provided.

2.06. Fiscal Year. The fiscal year of the Partnership shall be the calendar year, or such other year as is required by the Code, and the Treasury Regulations promulgated thereunder.

2.07. No Partner Benefit. The credit and assets of the Partnership shall be used solely for the benefit of the Partnership and shall not be used to further the personal gain of any Partner. No asset of the Partnership shall be transferred or encumbered for or in payment of any individual obligation of a Partner.

2.08. Powers. The Partnership shall have the power granted to limited partnerships under the Act. Notwithstanding anything to the contrary contained herein, no partner, in its capacity as a Partner (other than the General Partner) or otherwise, shall have the power to execute documents on behalf of or otherwise bind the Partnership, all such power being vested in the General Partner.

2.09. Other Business, Conflicts, Waiver.

     (a) Other Business. Nothing in this Agreement shall be deemed to restrict in any way the rights of any Partner, or any of its shareholders, partners or Affiliates to conduct any business or activity whatsoever without any accountability to the Partnership or to any other Partner even if such business or activity competes with the business of the
          Partnership, it being understood by each Partner that any other Partners or their respective shareholders, partners or affiliates may be interested, directly or indirectly, in various other businesses and undertakings not included in the Partnership. (b) Conflicts. Each Partner understands and acknowledges that the conduct of the business of the Partnership may involve business dealings with such other businesses or undertakings of a Partner or its shareholders, partners or affiliates. The creation of the Partnership and the assumption by each of the Partners of its duties hereunder shall be without prejudice to their respective rights (or the rights of their respective shareholders, partners or affiliates) to maintain such other interests and activities and to receive and enjoy profits or compensation therefrom, and each Partner waives any rights it might otherwise have to share or participate in such other interest or activities of each other Partner or its shareholders, partners or affiliates.

2.10. Statutory Compliance.

     (a) The Partnership shall exist under, be governed by and this Agreement shall be construed in accordance with the applicable laws of the State, including the Act. The Partnership, shall make all filings and disclosures required by, and shall otherwise comply with, all such laws. All real and personal Property owned by the Partnership shall be deemed owned by the Partnership as an entity, in its name, and no Partner shall have any ownership interest in such Property in its individual name.

     (b) The Certificate of Limited Partnership, which is hereby ratified and approved, has been filed prior to the date hereof. The Partnership and/or the Partners shall execute and file in the appropriate records such other documents and instruments as may be necessary or appropriate with respect to the formation of, and conduct of business by, the Partnership.


                                   ARTICLE 3.

                             CONTROL AND MANAGEMENT

3.01. Management and Operation.

     (a) Management by the General Partner. Except as otherwise restricted herein, and subject to Sections 3.01(b), 3.01(c) and 12.01 hereof, the management and control of the Partnership's business shall be exercised by the General Partner. The General Partner shall devote such time to the affairs of the Partnership as is reasonably necessary to manage its affairs. Except for the reimbursement of its reasonable out-of-pocket expenses incurred on behalf of the Partnership, the General Partner shall receive no compensation for its services and for performing its duties as General Partner of the Partnership. Subject to the limitations otherwise provided in this Agreement, particularly those set forth in Section 3.01(b), the General Partner shall have full, complete and exclusive authority, power and discretion to make all decisions with respect to the business and affairs of the Partnership, including but not limited to the power to:

          (i) open, maintain and close bank accounts and draw checks or other orders for the payment of money;

          (ii) receive, dispose of and deal in all checks, moneys and other personal Property of the Partnership;

          (iii)employ employees, attorneys, accountants, engineers, consultants and agents and terminate such employment;

          (iv) expend the capital and revenues of the Partnership in furtherance of the Partnership's purposes and business;

          (v) enter into agreements and contracts with third parties, terminate such agreements and institute, defend and settle litigation arising therefrom, and give receipts, releases and discharges with respect to all of the foregoing and any matters incident thereto;

          (vi) sell, lease, trade, exchange or otherwise dispose of all or any portion of the Property of the Partnership;

          (vii)employ, on behalf of the Partnership, such firms, persons or corporations as the General Partner, in its sole judgment, deems necessary or advisable for the operation of the Partnership's business on such terms and for such compensation as it shall determine;

          (viii) maintain at the expense of the Partnership such insurance coverage for workers' compensation, comprehensive general liability, product liability, and property liability and any and all other insurance necessary or appropriate to the business of the Partnership, in such amounts and of such types as it shall determine from time to time;

          (ix) borrow money and issue evidences of indebtedness necessary, convenient or incidental to the accomplishment of the purposes of the Partnership, secured by a mortgage, pledge or other lien on any of the Partnership's properties or assets;

          (x) execute, in furtherance of any purpose of the Partnership, any deed, lease, mortgage, deed of trust, mortgage note, promissory note, bill of sale, contract or other instrument purporting to convey or encumber the real or personal Property of the Partnership and amendments thereof;

          (xi) determine the accounting methods and conventions to be used in the preparation of the Partnership's financial statements and tax returns and make any and all elections under the tax laws of the United States, the several states and other relevant jurisdictions as to the treatment of items of income, gain, loss, deduction and credit of the Partnership, or any other method or procedure related to the preparation of the Partnership's financial statements and tax returns; and

          (xii)engage in any kind of activity and perform and carry out contracts of any kind necessary to, or in connection with, or convenient or incidental to the accomplishment of the purpose of the Partnership, as may be lawfully carried on or performed by a limited partnership under the laws of the State.

     (b) Limitations on Powers. The General Partner shall not enter into any commitment or other obligation binding upon the Partnership, except for (a) actions expressly provided for in this Agreement or (b) actions by the General Partner within the scope of its authority granted in this Agreement. Subject to Section 12.01 hereof and notwithstanding the powers set forth in Section 3.01(a) hereof, the General Partner shall not be permitted to make any decision to effect the following major transactions of the Partnership without the prior written consent of CMS, which consent may be withheld in the sole reasonable discretion of CMS (provided that reasonableness shall not be required with respect to the unilateral rights of CMS described in
          Section 12.01 below):

          (i)  a sale or other disposition of any of the Properties;

          (ii) a refinancing of the indebtedness of the Property Partnerships or the obtaining of any other indebtedness secured by any portion of any Property;

          (iii)the approval of capital expenditures in excess of the amounts set forth in the annual budget in accordance with the Management Agreement;

          (iv) the approval of any agreement or contract with Affiliates of the General Partner;

          (v) subject to Section 3.04 hereof, selecting, hiring, engaging, changing, replacing or firing any party performing property management services for the Property Partnerships; and

          (vi) making any decisions or consenting to any actions on behalf of the Partnership in its capacity as a limited partner of any Property Partnership pursuant to the Management Agreement, including approval of Budgets (as defined in the Management Agreement) submitted from time to time by the Management Agent.

     (c) Special Limitations on Powers. Notwithstanding any other provisions of this Agreement to the contrary, neither the General Partner nor the Partnership shall, without the unanimous consent of all Partners, undertake or permit the Partnership to (i) institute proceedings to be adjudicated bankrupt or insolvent; (ii) consent to the institution of bankruptcy or insolvency proceedings against it; (iii) file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy; (iv) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of all or a substantial part of the property of the Partnership; (v) make any assignment for the benefit of creditors; (vi) admit in writing its inability to pay its debts generally as they become due; or (vii) take any partnership action in furtherance of the foregoing actions;

     (d) Duties of General Partner. The General Partner (in certain instances acting through an Affiliate) shall be responsible on behalf of the Partnership for carrying out the purposes of the Partnership described in Section 2.04 hereof in a reasonably commercial manner. Subject to the limitations contained herein, the General Partner shall have the same fiduciary duties to the Partnership and the Partners as a general partner would have to the partnership of which it is general partner and the limited partners thereof, and the General Partner shall have no other fiduciary duties to the Partnership or the Partners.

     (e) Contractual Relationships with Partners. The general partner of each of the Property Partnerships has caused or will cause each Property Partnership to acquire the Property pursuant to the Purchase Agreement, and each Partner hereby ratifies and accepts the terms of the Purchase Agreement. In addition, the General Partner shall be permitted on behalf of the Partnership to enter into an agreement, the terms of which shall be subject to the approval of the Limited Partners, with the General Partner or an Affiliate of the General Partner pursuant to which the General Partner or such Affiliate will receive the fees or other compensation described in Sections 3.04 hereof.

3.02. Tax Matters Partners. The General Partner shall serve as the "Tax Matters Partner" which has the meaning of "tax matters partners" as set forth in Section 6231(a)(7) of the Code. The Tax Matters Partner shall apply for the Partnership's federal tax identification number and generally serve as the liaison between the Partnership and the Internal Revenue Service in the event of an audit of the Partnership, and as the primary coordinator of Partnership actions in connection with such audit. The Tax Matters Partner shall provide to the other Partners copies of all notices sent to the Partnership by the Internal Revenue Service and shall keep the other Partners informed of the progress of the tax audit. The Tax Matters Partner shall have similar responsibilities and obligations with respect to any state and/or local tax audits.

3.03 Limitation on Liability of Partners: Indemnification.

     (a) No Partner or its shareholders, partners, employees, agents or affiliates shall have any liability to the Partnership or to any Partners for any loss, cost or expenses suffered or incurred by the Partnership or its Partners which arises out of or relates to any action or inaction of any of such person provided such action or omission to act was not the result of any action by such Partners, its members, shareholders, partners, employees, agents or Affiliates taken in bad faith, and/or in violation of this Agreement and/or which constitutes gross negligence or willful misconduct.

     (b) Each Partner and its members, shareholders, partners, employees, agents and affiliates shall be indemnified by the Partnership against any losses, judgments, liabilities and expenses incurred in settling any claim or incurred in any finally adjudicated legal proceeding, including reasonable attorneys' fees and costs of removing any liens affecting property of the indemnitee, and/or amounts paid in settlement of any claims sustained by it arising from or relating to the Partnership, provided that the same were not the result of actions by such Partners, its members, shareholders, partners, employees, agents or Affiliates taken in bad faith and/or in violation of this Agreement and/or which constitute gross negligence or willful misconduct.

     (c) This Section 3.03 shall inure to the benefit of the Partners, their members, shareholders, partners, employees, agents and affiliates, and their respective heirs, executors, administrators, successors and assigns.

3.04 Acquisition Fee. The Partnership shall pay at Closing an acquisition fee to MFI Realty, Inc. or its affiliate in connection with the purchase and sale of the Properties to be purchased by the Property Partnerships in an amount equal to $233,173.


                                   ARTICLE 4.

                               ACCOUNTING RECORDS.

4.01. Tax Elections. Partnership tax elections shall be made by the General Partner, except that upon the written request of CMS, the Partnership shall make the election pursuant to Section 754 of the Code, to adjust the basis of the Partnership's property as required under Sections 734 and 743 of the Code.

4.02. Tax Returns. Each tax return and other statement to be filed by the Partnership with the Internal Revenue Service or any other taxing authority shall be prepared by the Partnership Accountants and copies of each such return and statement shall be distributed to all of the Partners.

4.03. Books. Proper books of account shall be kept for the Partnership on an accrual basis in accordance with GAAP for financial accounting purposes and in accordance with this Agreement for tax accounting purposes, and entries shall be made therein of all monies expended and received by the Partnership as well as other matters relating to the Partnership usually or properly entered in books of accounts. Such books and all papers, correspondence and other instruments relating or belonging to the Partnership shall be kept at the principal office of the Partnership, and each Partner shall have the right upon reasonable notice to examine and inspect the books, records, accounts and other papers of the Partnership at all times during normal business hours. The General Partner shall deliver to any Partner, upon request, monthly operating statements for the Partnership.

4.04. Fiscal Year. The Fiscal Year of the Partnership shall be the calendar year. As used in this Agreement, a Fiscal Year shall include any partial Fiscal Year at the beginning and ending of the term of the Partnership.

4.05. Annual Audit or Review.

     (a) The General Partner shall endeavor to deliver within sixty (60) days of the end of each Fiscal Year but in no event later than seventy-five
          (75) days to each Partner a statement (Form K-1) showing such Partner's share of the Profits and Losses and capital of the Partnership. Within one hundred twenty (120) days after the end of each Fiscal Year of the Partnership, a general accounting and, as determined by the Partners, an audit shall be completed by the
          Partnership Accountants at the expense of the Partnership, in accordance with generally accepted auditing standards, covering the assets, liabilities and net worth of the Partnership and also its dealings, transactions and operations during such fiscal year, and all other matters customarily included in such audit.

     (b) Each Partner shall be furnished with financial statements which shall contain a balance sheet as of the end of the Fiscal Year, statements of income and changes in Partners' Capital Accounts and a statement of cash flow for the Fiscal Year then ended.

4.06. Partnership Funds. All funds of the Partnership shall be kept in segregated accounts of investments in the name of the Partnership and shall not be commingled with any other funds. To the extent practicable, all funds of the Partnership shall be invested in short-term U.S. government securities or bank certificate of deposit or shall be deposited in interest-bearing bank or money-market accounts. Any remaining funds of the Partnership shall be kept in a Partnership account or accounts in such bank or banks as the General Partner shall select and be disbursed by the General Partner in accordance with the Agreement.

4.07. Title to Partnership Property. All property owned by the Partnership shall be owned by the Partnership as an entity and, insofar as permitted by applicable law, no Partner shall have any ownership interest in any Partnership property in its individual name or right, and each Partner's Partnership Interest shall be personal property for all purposes.

4.08. Separateness/Operations Matters. The Partnership shall:

     (a) maintain books and records and bank accounts separate from those of any other person;

     (b) maintain its assets in such a manner that it is not costly or difficult to segregate, identify or ascertain such assets;

     (c) hold regular meetings, as appropriate, to conduct the business of the Partnership, and observe all customary organizational and operational formalities;

     (d) hold itself out to creditors and the public as a legal entity separate and distinct from any other entity;

     (e) prepare separate tax returns and financial statements, or if part of a consolidated group, then it will be shown as a separate member of such group;

     (f) allocate and charge fairly and reasonably any common employee or overhead shared with affiliates;

     (g) transact all business with affiliates on an arm's-length basis and pursuant to enforceable agreements;

     (h)  conduct business in its own name;

     (i)  not commingle its assets or funds with those of any other person;

     (j) not assume, guarantee or pay the debts or obligations of any other person;

     (k)  correct any known misunderstanding as to its separate identity;

     (l)  not permit any  affiliate to guarantee or pay its  obligations  (other
          than  limited   guarantees  set  forth  in  the  Mortgage  or  related
          documents); and

     (m)  not make loans or advances to any other person.


                                   ARTICLE 5.

                              CAPITAL CONTRIBUTIONS

5.01.  Capital  Contributions.   Each  Partner's  initial  Capital  Contribution
hereunder shall consist of the cash contributions which each Partner has made and shall make on or before the closing, as the case may be, as follows:

------------------------------------------------------------------------
                                           PARTNER'S         CAPITAL
           PARTNER                        % INTEREST       CONTRIBUTION
------------------------------------------------------------------------
Vinings Investment Properties, L.P.,
   General Partner                           .10%           $      100

Vinings Investment Properties, L.P.        19.98%            1,705,000

CMS Multifamily Investment Partners        71.93%            6,274,400

CMS Diversified Partners, L.P.              7.99%              545,600
                                           ------           ----------
TOTAL                                     100.00%           $8,525,100
-------------------------------------------------------------------- ----


5.02. Additional Capital Contributions. If, in the judgment of the General Partner, the Partnership requires additional capital to contribute to any of the Property Partnerships for the rehabilitation of any Property owned by the Property Partnerships requiring the additional capital, the Partners shall make additional Capital Contributions to the Partnership of the additional capital that is required. Such additional Capital Contributions shall be made by the Partners in accordance with their Percentage Interests; provided, however, that no Partner shall be obligated to make aggregate additional Capital Contributions pursuant to this Section 5.02 of more than ten percent (10%) of the initial Capital Contribution set forth in Section 5.01 hereof. If a Partner defaults in its obligation to make an additional Capital Contribution pursuant to this
Section 5.02 in whole or in part, the additional Capital Contribution made by the other Partner, and the unfunded additional Capital Contribution of the defaulting Partner, if the other Partner elects in its sole discretion to fund such amount (in accordance with its Percentage Interests or as otherwise agreed to by the other Partner), shall be treated as a Loan to the Partnership having the same terms as a voluntary loan pursuant to Section 5.03 hereof.

5.03. Voluntary Loans. If, in the judgment of the General Partner, the Partnership requires working capital or any of the Property Partnerships require additional contributions in excess of amounts required to be contributed to the Partnership pursuant to Section 5.02 hereof, such additional working capital or additional contributions may be provided by voluntary loans (the "Loans") by the General Partner or one or more of the Partners, such Loans to bear interest at 15%, and shall be repaid out of Cash Flow or Net Proceeds of a Sale or Refinance Transaction before any distributions are made pursuant to Article 7 hereof. In the event that more than one Partner desires to make a Loan, the amount that each such Partner shall be entitled to lend shall be (y) the total amount of the additional working capital that the General Partner determines is required, divided by (z) the number of Partners desiring to make the Loan. Any and all loans made pursuant to this Section 5.03 shall be repaid pari passu; provided, however, that the principal of all Loans shall be prepaid before payment of any interest thereof.

5.04. Capital Accounts; Loans.

     (a)  Each Partner shall have a Capital Account.

     (b) Except as specifically provided herein, no Partner may contribute to, or withdraw capital from, the Partnership.

     (c) Loans by any Partner to the Partnership shall not be considered Capital Contributions, and shall not increase the Capital Account of the lending Partner.

     (d) No interest shall be paid on any Capital Contribution to the Partnership by any Partner.


                                   ARTICLE 6.

                                   ALLOCATIONS

6.01 Profits. After giving effect to the special allocations set forth in Sections 6.03, 6.04, 6.05(b) and 6.05(e)(i) hereof, Profits for any Fiscal Year shall be allocated in the following order and priority:

     (a) First, to the Limited Partners in an amount equal to the excess, if any, of (i) the cumulative Losses allocated pursuant to Section 6.02(a)(iv) hereof for all prior Fiscal Years, over (ii) the cumulative Profits allocated pursuant to this Section 6.1(a) for all prior Fiscal Years;

     (b) Second, to the Limited Partners in an amount equal to the excess, if any, of (i) the sum of (A) the cumulative Primary Preferred Return from the inception of the Partnership to the last day of such Fiscal Year, and (B) the cumulative Losses allocated pursuant to Section 6.02(iii) for all prior Fiscal Years, over (ii) the cumulative Profits allocated pursuant to this Section 6.01(b) for all prior Fiscal Years;

     (c) Third, to the Limited Partners in an amount equal to the excess, if any, of (i) the sum of (A) the cumulative Secondary Preferred Return from the inception of the Partnership to the last day of such Fiscal Year, and (B) the cumulative Losses allocated pursuant to Section 6.02(a)(ii) for all prior Fiscal Years, over (ii) the cumulative Profits allocated pursuant to this Section 6.01(c) for all prior Fiscal Years; and

     (d) The balance, if any, seventy-five percent (75%) to the Limited Partners and twenty-five percent (25%) to the General Partner.

6.02. Losses. After giving effect to the special allocations set forth in Sections 6.03 and 6.04 hereof, Losses for any Fiscal Year shall be allocated as set forth in Section 6.02(a) below, subject to the limitations in Section 6.02(b) below.

     (a) Losses for any Fiscal Year shall be allocated in the following order and priority:

          (i) First, seventy-five percent (75%) to the Limited Partners and twenty-five percent (25%) to the General Partner in an amount equal to the excess, if any, of (A) the cumulative Profits allocated pursuant to Section 6.01(d) hereof for all prior Fiscal Years, over (B) the cumulative Losses allocated pursuant to this
               Section 6.02(a)(i) for all prior Fiscal Years;

          (ii) Second, one hundred percent (100%) to the Limited Partners in an amount equal to the excess, if any, of (A) the cumulative Profits allocated pursuant to Section 6.01(c) hereof for all prior Fiscal Years, over (B) the cumulative Losses allocated pursuant to this
               Section 6.02(a)(ii) for all prior Fiscal Years;

          (iii)Third, one hundred percent (100%) to the Limited Partners in an amount equal to the excess, if any, of (A) the cumulative Profits allocated pursuant to Section 6.01(b) hereof for all prior Fiscal Years, over (B) the cumulative Losses allocated pursuant to this
               Section 6.02(a)(iii) for all prior Fiscal Years; and

          (iv) The balance, if any, one hundred percent (100%) to the Limited Partners.

     (b) The Losses allocated pursuant to Section 6.02(a) hereof shall not exceed the maximum amount of Losses that can be so allocated without causing any Limited Partner to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event some but not all of the Limited Partners would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 6.02(a), the limitation set forth in this Section 6.02(b) shall be applied on a Limited Partner by Limited Partner basis so as to allocate the maximum permissible Losses to each Limited Partner under
          Section 1.704-1(b)(2)(ii)(d) of the Regulations. All Losses in excess of the limitation set forth in this Section 6.02(b) shall be allocated to the General Partner.

6.03. Special Allocations. The following special allocations shall be made in the following order:

     (a) Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Section 6, if there is a net decrease in Partnership Minimum Gain during any Partnership Fiscal Year, each General Partner and Limited Partner shall be specially allocated items of Partnership income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Person's share of the net decrease in Partnership Minimum Gain, determined in accordance with Regulations
          Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each General Partner and Limited Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. This Section 6.03(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

     (b)  Partner  Minimum  Gain  Chargeback.  Except as  otherwise  provided in
          Section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of this Section 6, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership Fiscal Year, each Person who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such
          Partner Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Partnership income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Person's share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each General Partner and Limited Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations. This Section 6.03(b) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

     (c) Qualified Income Offset. In the event any Limited Partner unexpectedly receives any adjustments, allocations or distributions described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), Regulations Section
          1.704-1(b)(2)(ii)(d)(5),         or        Regulations         Section
          1.704-1(b)(2)(ii)(d)(6), items of Partnership income and gain shall be specially allocated to each such Limited Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Limited Partner as quickly as possible, provided that an allocation pursuant to this Section 6.03(c) shall be made if and only to the extent that such Limited Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 6 have been tentatively made as if this Section 6.03(c) were not in the Agreement.

     (d) Gross Income Allocation. In the event any Limited Partner has a deficit Capital Account at the end of any Partnership Fiscal Year which is in excess of the sum of (i) the amount such Limited Partner is obligated to restore (pursuant to the terms of such Limited Partner's Promissory Note or otherwise), and (ii) the amount such Limited Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Limited Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this
          Section 6.03(d) shall be made if and only to the extent that such Limited Partner would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Section 6 have been tentatively made as if this Section 6.03(d) and Section 6.03(c) hereof were not in the Agreement.

     (e) Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Limited Partners.

     (f) Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the General Partner or Limited Partners who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

     (g) Section 754 Adjustment. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section
          1.704-1(b)(2)(iv)(m)(2)         or         Regulations         Section
          1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a General Partner or Limited Partner in complete liquidation of his interest in the Partnership, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the General Partner and Limited Partners in accordance with their interests in the Partnership in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the General Partner and Limited Partners to whom such distribution was made in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

     (h) Imputed Interest. To the extent the Partnership has taxable interest income with respect to any Promissory Note pursuant to Section 483 or Sections 1271 through 1288 of the Code:

          (i) Such interest income shall be specially allocated to the Limited Partner to whom such Promissory Note relates; and

          (ii) The amount of such interest income shall be excluded from the Capital Contributions credited to such Limited Partner's Capital Account in connection with payments of principal with respect to such Promissory Note. (i) Basis Increases. In the event the adjusted tax basis of any Code Section 38 property that has been placed in service by the Partnership is increased pursuant to Code Section 50(c), such increase shall be specially allocated among the General Partner and Limited Partners (as an item in the nature of income or gain) in the same proportions as the investment tax credit that is recaptured with respect to such property is shared among the General Partner and Limited Partners.

     (j) Basis Reductions. Any reduction in the adjusted tax basis (or cost) of Partnership Code Section 38 property pursuant to Code Section 50(c) shall be specially allocated among the General Partner and Limited Partners (as an item in the nature of expenses or losses) in the same proportions as the basis (or cost) of such property is allocated pursuant to Regulations Section 1.46-3(f)(2)(i).

     (k) Allocations Relating to Taxable Issuance of Partnership Interests. Any income, gain, loss, or deduction realized as a direct or indirect result of the issuance of an interest in the Partnership by the Partnership to a Partner (the "Issuance Items") shall be allocated among the Partners so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Agreement to each Partner, shall be equal to the net amount that would have been allocated to each such Partner if the Issuance Items had not been realized.

     (l) Curative Allocations. The allocations set forth in Sections 6.02(b), 6.03(a), 6.03(b), 6.03(c), 6.03(d), 6.03(e), 6.03(f), and 6.03(g)
          hereof (the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations. It is the intent of the Partners that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss, or deduction pursuant to this Section 6.04. Therefore, notwithstanding any other provision of this Section 6 (other than the Regulatory Allocations), the General Partner shall make such offsetting special allocations of Partnership income, gain, loss, or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each General Partner's and Limited Partner's Capital Account balance is, to the extent possible, equal to the Capital Account balance such General Partner or Limited Partner would have had if the Regulatory Allocations were not part of the Agreement and all Partnership items were allocated pursuant to Sections 6.01, 6.02(a), 6.03(h), 6.03(i), 6.03(j), 6.03(k), and 6.05.
          In exercising its discretion under this Section 6.04, the General Partner shall take into account future Regulatory Allocations under Sections 6.03(a) and 6.03(b) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Sections 6.03(e) and 6.03(f).

6.04 Other Allocation Rules.

     (a) The basis (or cost) of any Partnership Code Section 38 property shall be allocated among the General Partner and Limited Partners in accordance with Regulations Section 1.46-3(f)(2)(i). All tax credits (other than the investment tax credit) shall be allocated among the General Partner and Limited Partners in accordance with applicable law.

     (b) In the event Partnership Code Section 38 property is disposed of during any taxable year, Profits for such taxable year (and, to the extent such Profits are insufficient, Profits for subsequent taxable years) in an amount equal to the excess, if any, of (i) the reduction in the adjusted tax basis (or cost) of such property pursuant to Code
          Section 50(c), over (ii) any increase in the adjusted tax basis of such property pursuant to Code Section 50(c) caused by the disposition of such property, shall be excluded from the Profits allocated pursuant to Section 6.01 hereof and shall instead be allocated among the General Partner and Limited Partners in proportion to their respective shares of such excess, determined pursuant to Sections 6.03(j) and 6.03(k) hereof. In the event more than one item of such property is disposed of by the Partnership, the foregoing sentence shall apply to such items in the order in which they are disposed of by the Partnership, so that Profits equal to the entire amount of such excess with respect to the first such property disposed of shall be allocated prior to any allocations with respect to the second such property disposed of, and so forth.

     (c) Generally, all Profits and Losses allocated to the Limited Partners shall be allocated among them in proportion to their Percentage Interests. In the event more than one Person is a General Partner, Profits or Losses allocated to the General Partners shall be divided among them as they may agree. In the event additional Limited Partners are admitted to the Partnership on different dates during any Fiscal Year, the Profits (or Losses) allocated to the Partners for each such Fiscal Year shall be allocated among the Limited Partners in proportion to their respective Percentage Interests from time to time during such Fiscal Year in accordance with Code Section 706, using any convention permitted by law and selected by the General Partner. In such event, subsequent allocations of Losses (or Profits) pursuant to
          Section 6.02(a)(i),  Section  6.02(a)(ii),  Section  6.02(a)(iii),  or
          Section 6.01(b) hereof shall be allocated (i) first, so as to offset the Profits (or Losses) allocated for such Fiscal Year or Fiscal Years, and (ii) the balance, if any, to the Limited Partners in proportion to the Percentage Interests held by each. Clause (i) in the preceding sentence shall be disregarded to the extent the Profits (or Losses) described in such clause have effectively been offset as a consequence of the application of Section 6.02(b) hereof.

     (d) For purposes of determining the Profits, Losses or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the General Partner using any permissible method under Code Section 706 and the Regulations thereunder.

     (e) The Partners are aware of the income tax consequences of the allocations made by this Section 6 and hereby agree to be bound by the provisions of this Section 6 in reporting their shares of Partnership income and loss for income tax purposes.

     (f) Solely for purposes of determining a General Partner's or Limited Partner's proportionate share of the "excess nonrecourse liabilities" of the Partnership within the meaning of Regulations Section 1.752-3(a)(3), the General Partner's and Limited Partners' interests in Partnership profits are in proportion to the Partners' Percentage Interests.

     (g) To the extent permitted by Sections 1.704-2(h)(3) of the Regulations, the General Partner shall endeavor to treat distributions of Cash Flow or Net Proceeds of a Sale or Refinance Transaction as having been made from the proceeds of a Nonrecourse Liability or a Partner Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Limited Partner.

6.06 Tax Allocations: Code Section 704(c). In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the General Partner and Limited Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Gross Asset Value (computed in accordance with Section 1.23(d) hereof).

In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to Section 1.23(d) hereof, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder.

Any elections or other decisions relating to such allocations shall be made by the General Partner in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 6.06 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Person's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

6.07 Tax Termination of the Partnership.

     (a) Notwithstanding any other provision of this Agreement to the contrary, the transfer, sale or other disposition of an Interest in the Partnership, or any right, title or interest therein or thereto, will not be permitted if the Partnership Interest sought to be transferred, sold or disposed of, when added to the total of all other Partnership Interests transferred, sold or disposed of within the period of twelve
          (12) consecutive months ending with the proposed date of the transfer, sale or other disposition, results in a termination of the Partnership under Section 708 of the Code.

     (b) A transferee of a Partnership Interest will succeed to the capital account relating to a Partnership Interest transferred; provided, however, that if the transfer causes a termination of the Partnership under Section 708(b)(1)B) of the Code, the Partnership shall be deemed to have contributed all of its assets and liabilities to a new partnership in exchange for an interest in the new partnership; and, immediately thereafter, the terminated partnership distributes interests in the new partnership to the purchasing Partner and the other remaining partners in proportion to their respective interests in the terminated partnership in liquidation of the terminated partnership, either for the continuation of the business by the new partnership or for its dissolution and winding up. The capital accounts of the new partnership shall be maintained in accordance with the principles set forth herein.

                                   ARTICLE 7.

                                  DISTRIBUTIONS

7.01. Distribution of Cash Flow. Except as otherwise provided herein, Cash Flow shall be distributed not later than the 45th day following the six-month periods ending June 30 and December 31 of each year in the following order and priority:

     (a) First, to the Limited Partners, in an amount equal to the excess, if any, of (i) the cumulative Primary Preferred Return from the inception of the Partnership to the end of such semi-annual period, over (ii) the sum of all prior distributions to the Limited Partners pursuant to Sections 7.01(c), 7.02(a), and 7.02(c) hereof and this Section 7.01(a);

     (b) Second, fifteen percent (15%) to the General Partner, and eighty-five percent (85%) to the Limited Partners in accordance with their Percentage Interests until such time as the Limited Partners shall receive an amount equal to the excess, if any, of (i) the cumulative Secondary Preferred Return from the inception of the Partnership to the end of such semi-annual period, over (ii) the sum of all prior distributions to the Limited Partners pursuant to Sections 7.01(a), 7.01(c), 7.02(a), and 7.02(c) hereof and this Section 7.01(b); and

     (c) The balance, if any, twenty-five percent (25%) to the General Partner and seventy-five percent (75%) to the Limited Partners in accordance with their Percentage Interests.

In the event that any distribution of Cash Flow is based upon an estimate of the net cash flow from operations and it is later determined that the actual Cash Flow was less than the estimated amount, the General Partner shall then have the right to either (i) offset the amount of such excess distributions against future distributions, or (ii) to cause the Partners to repay such excess distributions to the Partnership, without interest. Except as otherwise required by law, no distribution of property in kind by the Partnership shall be permitted without the prior written consent of the Partners.

7.02. Distributions of Net Proceeds of a Sale or Refinancing Transaction. Except as otherwise provided in Section 5.03 hereof, Net Proceeds of a Sale or Refinance Transaction shall be distributed, at such time as the General Partner may determine, in the following order and priority:

     (a) First, to the Limited Partners in an amount equal to the excess, if any, of (i) the cumulative Primary Preferred Return from the inception of the Partnership to the date such distribution is made, over (ii) the sum of all prior distributions to the Limited Partners pursuant to
          Section 7.01(a), 7.01(b), 7.01(c), 7.02(d) and 7.02(e) hereof and this
          Section 7.02(a);

     (b) Second, to the Partners in proportion to and up to the amount of their respective Unreturned Capital Contributions;

     (c) Third, fifteen percent (15%) to the General Partner or its affiliate and eighty-five percent (85%) to the Limited Partners in accordance with their Percentage Interests until such time as the Limited Partners have receive, in the aggregate, an amount equal to the excess, if any, of (i) the cumulative Secondary Preferred Return from the inception of the Partnership to the date such distribution is made, over (ii) the sum of all prior distributions to the Limited Partners pursuant to Sections 7.01(a), 7.01(b), 7.01(c), 7.02(a) and 7.02(d) hereof and this Section 7.02(c); and

     (d) The balance, if any, twenty-five percent (25%) to the General Partner and seventy-five percent (75%) to the Limited Partners in accordance with their Percentage Interests.

7.03 Division Among the General Partners and Limited Partners. All distributions to the Limited Partners pursuant to this Section 7 shall be divided among them in proportion to their Percentage Interests. In the event there is more than one General Partner, all amounts to be distributed to the General Partners pursuant to this Section 7 shall be divided among them as they may agree.

7.04 Amounts Withheld. All amounts withheld pursuant to the Code or any provision of any state or local tax law with respect to any payment, distribution or allocation to the Partnership, the General Partner, or the Limited Partners shall be treated as amounts distributed to the General Partner and the Limited Partners pursuant to this Section 7 for all purposes under this Agreement. The General Partner is authorized to withhold from distributions, or with respect to allocations, to the General Partner and the Limited Partners and pay over to federal, state or local governments any amounts required to be so withheld pursuant to the Code and any provisions of any other federal, state or local law and shall allocate such amounts to the General Partner and the Limited Partners with respect to which such amount was withheld.


                                   ARTICLE 8.

                    TRANSFER OF LIMITED PARTNERSHIP INTEREST;
                    ADMISSION OF SUBSTITUTED LIMITED PARTNERS

8.01. A Limited Partner may assign or transfer all or a portion of such Partner's interest in the Partnership only if (i) the Partner obtains the written consent of the General Partner to the assignment or transfer, and (ii) a duly executed and acknowledged written instrument of assignment or transfer in a form satisfactory to the General Partner, the terms of which are not in contravention of any of the provisions of this Agreement, is filed with the Partnership. Notwithstanding the foregoing, CMS may transfer or assign all or any portion of its limited partnership interest to any affiliate of CMS provided that such transfer does not violate the provisions of Article 14 of this Agreement and does not cause a termination for tax purposes pursuant to the Code or any state of local law.

8.02. No assignee of the whole or any portion of a Limited Partner's interest in the Partnership shall have the right to become a substituted Limited Partner in place of its assignor unless all of the following conditions are satisfied:

     (a) The duly executed and acknowledged written instrument of assignment which has been filed with the Partnership sets forth the intention of the assignor that the assignee become a substituted Limited Partner with respect to the assigned interest;

     (b) The assignor and assignee execute and acknowledge such other instruments as the General Partner may deem necessary or desirable to effect such admission, including the written acceptance and adoption by the assignee of the provisions of this Agreement; and

     (c) The written consent of each Partner to such substitution shall be obtained, the granting or denial of which shall be within the sole and absolute discretion of each Partner.

         8.03. Nothing herein shall preclude the General Partner or any Limited Partner from acquiring the interest of a transferring Limited Partner pursuant to the provisions of Sections 8.01 and 8.02 hereof and, as to the acquired interest, becoming a substituted Limited Partner.


                                   ARTICLE 9.

                      TRANSFER OF GENERAL PARTNER INTEREST;
                     ADMISSION OF SUCCESSOR GENERAL PARTNER

9.01. The General Partner may not transfer any of its General Partner interest in the Partnership, unless (i) a majority in interest of the Limited Partners consent to such transfer in writing, the granting or denial of which consent shall be within the sole and absolute discretion of each Partner, (ii) such transfer is to an entity which is directly or indirectly controlled by the General Partner or any of its subsidiaries, and (iii) a duly executed and acknowledged written instrument of assignment, the terms of which are not in contravention of any of the provisions of this Agreement, is filed with the Partnership. An assignee of the whole or any portion of the General Partner's interest in the Partnership shall be entitled to receive distributions of cash or other property from the Partnership applicable to the interest acquired by reason of such assignment.

9.02. A successor to all of the General Partner's interest in the Partnership pursuant to Section 9.01 hereof who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective upon (i) the completion of such transfer in accordance with section 9.01, and (ii) the execution and delivery to the Partnership by the successor General Partner of an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission. Any such transferee shall carry on the business of the Partnership without dissolution.

                                   ARTICLE 10.

                    ADMISSION OF ADDITIONAL LIMITED PARTNERS

10.01. Except as otherwise provided in Articles 8 and 14, additional Limited Partners shall be admitted to the Partnership only with the consent of the General Partner. Any such new Partners shall fulfill the conditions of Section 8.02(b) hereof and shall receive a capital account and a percentage of partnership interest as shall be provided in an amendment to this Agreement.


                                   ARTICLE 11.

                           DISSOLUTION AND LIQUIDATION

11.01. Dissolution Events.

     (a)  The  bankruptcy,  death,  dissolution,   liquidation,  termination  or
          adjudication of incompetency of a Partner shall not cause the termination or dissolution of the Partnership and the business of the Partnership shall continue. Upon any such occurrence, the trustee, receiver, executor, administrator, committee, guardian or conservator of such Partner shall have all the rights of such Partner for the purpose of settling or managing its estate or property, subject to satisfying conditions precedent to the admission of such assignee as a substitute Partner. The transfer by such trustee, receiver, executor, administrator, committee, guardian or conservator of any Partnership Interest shall be subject to all of the restrictions hereunder to which such transfer would have been subject if such transfer had been made by such bankrupt, deceased, dissolved, liquidated, terminated or incompetent Partner.

     (b) Dissolution of the Partnership shall be effective on the day on which a Dissolution Event occurs, but the Partnership shall not terminate until all of the Cash Flow and other available assets of the Partnership shall have been distributed as provided in this Agreement. Notwithstanding the dissolution of the Partnership prior to the termination of the Partnership, as aforesaid, the business of the Partnership and the affairs of the Partners as such shall continue to be governed by this Agreement.

     (c) Notwithstanding anything in this Agreement to the contrary, upon a sale of all or substantially all of the assets of the Partnership where all or any portion of the consideration payable to the Partnership is to be received by the Partnership more than ninety (90) days after the date on which such sale occurs, the Partnership shall continue solely for purposes of collecting the deferred payments and making distributions to the Partners. In such event, (i) the deferred obligation payable to the Partnership shall be valued at its fair market value as of the date of sale (as determined by the General Partner or, at the General Partner's election, as determined by an independent appraisal paid for by the Partnership), (ii) Profits, Losses and other items of income and gain recognized and Cash Flow distributed in any year as a result of such sale shall be allocated and distributed among the Partners in the same proportion as such Profits, Losses and other items of income and gain and Cash Flow would have been allocated and distributed were the entire gain resulting from such sale required to be recognized for Federal income tax purposes in the year in which such sale occurred; and (iii) income attributed to interest on any deferred payments shall be allocated between, and such interest shall be distributed to, the Partners as if the deferred payment obligations received by the Partnership had been distributed in-kind to the Partners under Section 9.02 hereof in the proportions provided for in Section 7.02 hereof.

     (d) Notwithstanding anything to the contrary in this agreement, in no event shall the Partnership be dissolved as long as any of the Property Partnerships are subject to a regulatory agreement with HUD relating to any Project, as defined in the Property Partnerships..

11.02. Liquidation.

     (a) Upon the occurrence of a Dissolution Event, the Partners shall liquidate the assets of the Partnership, apply and distribute the Cash Flow thereof and all other available assets of the Partnership as contemplated by this Agreement and in compliance with the timing requirements of Regulations Section 1.704-1(b)(2)(ii)(b)(2). As soon as possible after the Dissolution Event, a full account of the assets and liabilities of the Partnership shall be taken, and a statement shall be prepared by the Partnership Accountants setting forth the assets and liabilities of the Partnership. A copy of such statement shall be furnished to each of the Partners within ninety (90) days after such Dissolution Event. The assets of the Partnership shall be liquidated as promptly as possible, the expenses of the liquidation and the debts of the Partnership shall be paid, and the net proceeds thereof and the other available assets of the Partnership shall be distributed in accordance with the positive Capital Account balances of the Partners as such Capital Account balances are determined after making any and all allocations under Article 6 hereof of Profits, Losses, income gain or other items for the Fiscal Year of liquidation. Any reserves shall be established or continued which the General Partner deems reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership. Such reserves shall be held by the Partnership for the payment of any of the aforementioned contingencies, and at the expiration of such period as the General Partner shall deem advisable, the Partnership shall distribute the balance thereafter remaining to the Partners in accordance with this Section.

     (b) Upon dissolution and liquidation of the Partnership, each Partner shall look solely to the assets of the Partnership for the return of its investment, and, subject to Section 9.02(c) hereof, if the Partnership's assets remaining after payment and discharge of debts and liabilities of the Partnership, including any debts and liabilities owed, is not sufficient to satisfy the rights of a Partner, it shall have no recourse or further right or claim against the Partnership, or any other Partner.

     (c) In the event that, upon liquidation, any Limited Partner has an Adjusted Capital Account Deficit (as determined after all allocations of Profits, Losses, income, gain or other item to the Partners' Capital Accounts are made pursuant to Article 4 hereof), such Partner shall have no obligation to restore such deficit or otherwise contribute cash or assets necessary to eliminate an Adjusted Capital Account Deficit.

                                   ARTICLE 12.

                              SALE OF THE PROPERTY

12.01. Sale of any Property. During the first 36 months following the date of the Property Partnerships' acquisition of any Property, all decisions by the Partnership as a limited partner in the Property Partnerships regarding any sale of a Property or an interest therein shall be made by the mutual consent of the Limited Partners and the General Partner. Notwithstanding anything in Section
3.01  hereof to the  contrary,  CMS at all times  after  the  initial  36 months following the date of Closing shall have the unilateral right to determine whether the Partnership should consent to the sale or other disposition of any Property and the terms pursuant to which such a sale or disposition should occur. The General Partner covenants to CMS to fully cooperate in connection with any disposition of all or a portion of any Property pursuant to this
Section 12.01 including, without limitation, by executing in its capacity as the general partner of the limited partner of any of the Property Partnerships, any document reasonably requested by the Property Partnership to effect a disposition of the Property permitted pursuant to this Section 12.01.


                                   ARTICLE 13.

                   REPRESENTATIONS AND WARRANTIES OF PARTNERS

Each Limited Partner, severally and not jointly, hereby represents and warrants to the General Partner as follows with respect to itself only:

     (a) Limited Partner is purchasing its respective Interest for investment purposes only, and not with a view to re-selling such Interest. Limited Partner acknowledges that its Interest has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities law.

     (b) Limited Partner is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D, promulgated pursuant to Section 4(2) and 3(b) of the Securities Act.

     (c) Limited Partner has had an opportunity to review this Agreement and the investment in the Partnership, including the tax consequences of participating in the Partnership, with independent counsel and to request and obtain materials from, and ask questions of, representatives of the General Partner regarding the Partnership and the Property.

     (d) Limited Partner believes that the acquisition of its Interest is suitable for such Partner based upon Partner's investment objections and financial needs.

     (e) Limited Partner has adequate means for providing for Limited Partner's current and long-term financial needs, has no need for liquidity of investment with respect to its Interest, is in a financial position to hold its Interest for an indefinite period of time, and is able to bear the economic risk of, and can withstand, a complete loss of its investment in the Partnership.

     (f) Limited Partner has such knowledge and experience in financial and business matters that Limited Partner is capable of (i) requesting, reviewing and understanding the information and Limited Partner has acquired regarding the Partnership and its operations, management and control and (ii) evaluating the merits and risks of the acquisition of its Interest. Limited Partner has had prior business dealings with the owners and management personnel of General Partner and its Affiliates.

     (g) Limited Partner has obtained, to the extent Limited Partner deems necessary, Limited Partner's own personal and professional advice with respect to the risks inherent in the acquisition of its Interest and the suitability of such acquisition in view of Limited Partner's financial condition and investment needs.

     (h) Limited Partner understands that: (i) an investment in its Interest is speculative; (ii) no federal or state agency has made any finding or determination as to the fairness of the investment or any recommendation or endorsement of the Interests; (iii) no assurance can be given that the investment objectives of the Partnership will be achieved; (iv) the forecast financial information furnished to Limited Partner are based on certain assumptions regarding future events, many of which may not occur and, therefore, actual results of operations will vary from projected results and variations may be material; and
          (v) there are restrictions upon the transferability of the Interests contained herein and no public market for the Interests is expected to develop, and accordingly, Limited Partner may not be able to dispose of its Interest when desired (even in the event of an emergency).


                                   ARTICLE 14.

                                HUD REQUIREMENTS

14.01. So long as the Secretary (the "Secretary") of HUD or the Secretary's successors or assigns is the insurer or holder of any note secured by a deed of trust or other encumbrance on any Property owned by any of the Property Partnerships, no amendment to this Agreement that results in any of the following will have any force or effect without the prior written consent of the
Secretary:

     (a) Any amendment that activates the requirement that a HUD previous participation certification be obtained;

     (b)  A change in the  General  Partner  or  preapproved  successor  General
          Partner;

14.02. Any incoming General Partner or incoming Limited Partner with a 25% or greater financial interest must meet the applicable requirements for HUD previous participation clearance.

14.03. All Partners, and any assignee of any Partner, agree to be liable in their individual capacities to HUD with respect to the following matters:

     (a) For funds or property of any Property coming into their hands, which by the provisions of any Regulatory Agreement with respect to any Property, they are not entitled to retain; and

     (b) For their own acts and deeds, or acts and deeds of others which they have authorized, in violation of the provisions of any Regulatory Agreement with respect to any Property.


                                   ARTICLE 15.

                                  MISCELLANEOUS

15.01. Notices. Any notice which may or is required to be given hereunder shall be deemed given when actually received. If such notice is mailed, it shall be deposited, registered or certified, return receipt requested, in the United States mail, or by commercial overnight courier such as Federal Express, addressed to the Partners at the addresses set forth after their respective names below, or at such different addresses as to any Partner as it shall have theretofore given notice hereunder.

         General Partner:      Vinings Investment Properties, L.P.
                               3111 Paces Mill Road, Suite A-200
                               Atlanta, Georgia  30339
                               Attn:  Peter D. Anzo

         Limited Partners:     Vinings Investment Properties, L.P.
                               3111 Paces Mill Road, Suite A-200
                               Atlanta, Georgia  30339
                               Attn:  Peter D. Anzo

                               CMS Multifamily II Partners
                               C/o CMS Affiliated Partnerships
                               Two Bala Plaza, Suite 300
                               333 City Line Avenue
                               Bala Cynwyd, Pennsylvania 19104
                               Attn:  Jeffrey M. Rotter

                               CMS Diversified Partners, L.P.
                               C/o CMS Affiliated Partnerships
                               Two Bala Plaza, Suite 300
                               333 City Line Avenue
                               Bala Cynwyd, Pennsylvania 19104
                               Attn:  Jeffrey M. Rotter

                                 With a copy to:
                                  CMS Companies
                                1926 Arch Street
                             Philadelphia, Pa 19103
                            Attn: John S. Green, Esq.

15.02. Successors and Assigns. Subject to the restrictions on transfer set forth herein, this Agreement shall bind and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

15.03. Waiver of Partition. Unless otherwise expressly authorized in this Agreement, no Partner shall, either directly or indirectly, take any action to require partition or appraisement of the Partnership or of any of its assets or properties or cause the sale of any Partnership property, and notwithstanding any provisions of applicable law to the contrary, each Partner (and its legal representative, successor or assign) hereby irrevocably waives any and all rights to maintain any action for partition or to compel any sale with respect to its interest in, or with respect to any assets or properties of, the Partnership, except as expressly provided in this Agreement.

15.04. No Oral Modifications; Amendment. No oral amendment of this Agreement shall be binding on the Partners. This Agreement shall be amended only with the consent of each of the Partners. No modification or amendment of this Agreement may be effectuated only by a writing signed by all the Partners.

15.05. Captions; References. Any titles or captions contained in this Agreement and the table of contents are for convenience of reference only and shall not be deemed a part of this Agreement. References in this Agreement to any articles or sections shall be deemed to be references to articles or sections of this Agreement unless otherwise indicated.

15.06. Terms. Common nouns and pronouns shall be deemed to refer to the masculine, feminine, neuter, singular and plural, as the identity of the person or persons, firm or corporation may in the context require. Any reference to the Code or other statutes or laws shall include all amendments, modifications or replacements of the specific sections and provisions concerned.

15.07. Invalidity. If any provision of this Agreement shall be held invalid, the same shall not affect in any respect whatsoever the validity of the remainder of this Agreement.

15.08. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument, binding on the parties hereto. 15.09. Further Assurances. The parties hereto agree that they will cooperate with each other and will execute and deliver, or cause to be executed and delivered, all such other instruments, and will take all such other actions, as any party hereto may reasonably request from time to time in order to effectuate the provisions and purposes hereof.

15.10. Complete Agreement. This Agreement constitutes the complete and exclusive statement of the agreement among the Partners with respect to this Partnership. It supersedes all prior written and oral statements and no representation, statements, condition or warranty not contained in this Agreement shall be binding on the Partners or have any force or effect whatsoever.

15.11. Governing Laws. This Agreement shall be construed and enforced in accordance with the laws of Delaware.


              (The remainder of this page intentionally left blank)

IN WITNESS WHEREOF the parties have hereunto set their hands and seals as of the date first set forth above.

GENERAL PARTNER:

VININGS INVESTMENT PROPERTIES, L.P.
By: Vinings Investment Properties Trust
General Partner


By: /s/ Peter D. Anzo
    ------------------
    Peter D. Anzo
    President


LIMITED PARTNERS:

VININGS INVESTMENT PROPERTIES, L.P.

By: Vinings Investment Properties Trust
    General Partner


By: /s/ Peter D. Anzo
    ------------------
    Peter D. Anzo
    President

CMS MULTIFAMILY II PARTNERS

By: CMS Multifamily Investment Fund II, L.P.
    Joint Venture Partner

By: CMS Multifamily II Associates, L.P.
    General Partner

By: MSPS Multifamily II, Inc.
    General Partner

By: /s/ John S. Green
    ------------------
Name: John S. Green
Title: Vice President

By: CMS 1997 Investment Partners, L.P.
    General Partner

By: CMS 1997, Inc.
    General Partner

By: /s/ John S. Green
    ------------------
Name: John S. Green
Title: Vice President

By: CMS Multifamily Investment Fund II-Q, L.P.
    Joint Venture Partner

By: CMS Multifamily II Associates, L.P.
    General Partner

By: MSPS Multifamily II, Inc.
    General Partner

By: /s/ John S. Green
    ------------------
Name: John S. Green
Title: Vice President

By: CMS 1997 Investment Partners, L.P.
    General Partner

By: CMS 1997, Inc.
    General Partner

By: /s/ John S. Green
    ------------------
Name: John S. Green
Title: Vice President


CMS DIVERSIFIED PARTNERS, L.P.

By: CMS/DP Associates, L.P.
    General Partner

By: MSPS/DP, Inc.
    General Partner

By: /s/ John S. Green
    ------------------
Name: John S. Green
Title: Vice President


By: CMS 1995 Investment Partners, L.P.
    General Partner

By: CMS 1995, Inc.
    General Partner

By: /s/ John S. Green
    ------------------
Name: John S. Green
Title: Vice President